Exhibit 99.24

                              ASSIGNMENT OF OPTION



     WHEREAS, on June 27, 2003, Samuel C. Johnson, as trustee of the Samuel C. Johnson 1988 Trust Number One (the "Trust"), entered into an option agreement (the "Option Agreement") with his children, including me, Helen P. Johnson-Leipold;

     WHEREAS, pursuant to the Option Agreement, I have an option to purchase certain assets from the Trust during the period beginning on May 22, 2004, the date of Samuel C. Johnson's death, and ending on February 22, 2005;

     WHEREAS, pursuant to paragraph 3 of the Option Agreement, I may assign my right to exercise the option granted under the Option Agreement, in whole or in part, to trusts for the benefit of any one or more of Samuel C. Johnson's descendants; and

     WHEREAS, I desire to assign my rights under the Option Agreement in part to each of Johnson Bank, as trustee of the Helen Johnson-Leipold Third Party Gift and Inheritance Trust; Johnson Bank, as trustee of the Conrad Werner Leipold Trust; Johnson Bank, as trustee of the Samuel Curtis Johnson Leipold Trust; Johnson Bank, as trustee of the Bradford Powers Leipold Trust; Johnson Bank, as trustee of the Exempt Family Trust u/a Helen Johnson-Leipold 1995 Family Trust; and Johnson Bank, as trustee of the Helen Johnson-Leipold Special 1996 Trust.

     NOW, THEREFORE:

     1. I hereby assign, transfer and convey to Johnson Bank, as trustee of the Helen Johnson-Leipold Third Party Gift and Inheritance Trust, my right pursuant to the Option Agreement to purchase the following interests in Johnson Outdoors, Inc., a Wisconsin corporation: 49,988 Class A shares, 6,250 Class B shares and 11,762 Class B voting trust certificates.

     2. I hereby assign, transfer and convey to Johnson Bank, as trustee of the Conrad Werner Leipold Trust, my right pursuant to the Option Agreement to purchase 24,000 Class A shares of Johnson Outdoors, Inc., a Wisconsin corporation; provided, however, that the assignment of my option pursuant to this paragraph 2 is conditioned upon Johnson Bank, as trustee of the Conrad Werner Leipold Trust, contributing all interests in Johnson Outdoors, Inc. purchased pursuant to such option to HJL Family Line Investments, LLC in exchange for additional membership interests in such LLC.

     3. I hereby assign, transfer and convey to Johnson Bank, as trustee of the Samuel Curtis Johnson Leipold Trust, my right pursuant to the Option Agreement to purchase 24,000 Class A shares of Johnson Outdoors, Inc., a Wisconsin corporation; provided, however, that the assignment of my option pursuant to this paragraph 3 is conditioned upon Johnson Bank, as trustee of the Samuel

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Curtis Johnson Leipold Trust, contributing all interests in Johnson Outdoors,
Inc. purchased pursuant to such option to HJL Family Line Investments, LLC in exchange for additional membership interests in such LLC.

     4. I hereby assign, transfer and convey to Johnson Bank, as trustee of the Bradford Powers Leipold Trust, my right pursuant to the Option Agreement to purchase 24,000 Class A shares of Johnson Outdoors, Inc., a Wisconsin corporation; provided, however, that the assignment of my option pursuant to this paragraph 4 is conditioned upon Johnson Bank, as trustee of the Bradford Powers Leipold Trust, contributing all interests in Johnson Outdoors, Inc. purchased pursuant to such option to HJL Family Line Investments, LLC in exchange for additional membership interests in such LLC.

     5. I hereby assign, transfer and convey to Johnson Bank, as trustee of the Exempt Family Trust u/a Helen Johnson-Leipold 1995 Family Trust, my right pursuant to the Option Agreement to purchase 95,000 Class A shares of Johnson Outdoors, Inc., a Wisconsin corporation.

     6. I hereby assign, transfer and convey to Johnson Bank, as trustee of the Helen Johnson-Leipold Special 1996 Trust, my right pursuant to the Option Agreement to purchase 15,000 Class A shares of Johnson Outdoors, Inc., a Wisconsin corporation.


     Signed at Racine, Wisconsin, on December 15, 2004.



                                             /s/ Helen P. Johnson-Leipold
                                       -----------------------------------------
                                                 Helen P. Johnson-Leipold